                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549

                          FORM 8-K/A - AMENDMENT NO. 4

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934





      Date of report (Date of earliest event reported):  February 13, 1995
                                                         -----------------

                             FIRST BANK SYSTEM, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                  1-6880                 41-0255900
           --------                  ------                 ----------
 (State or other jurisdiction      (Commission           (I.R.S. Employer
       of Incorporation)          File Number)          Identification No.)


   601 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA               55402
   -----------------------------------------------               -----
      (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code:  612-973-1111
                                                             ------------


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

On January 24, 1995, First Bank System, Inc. (FBS) consummated the previously announced acquisition of Metropolitan Financial Corporation (MFC). The undersigned registrant hereby amends its Current Report on Form 8-K filed on August 5, 1994, to revise the Pro Forma Financial Information as set forth in the pages attached hereto:


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (b)  Pro Forma Financial Information -

               Proforma financial information, required to be filed pursuant to
               Item 7(b) of Form 8-K filed on August 5, 1994, reflecting the acquisition of Metropolitan Financial Corporation.





                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          FIRST BANK SYSTEM, INC.




                                          By /s/ David J. Parrin
                                            --------------------------------
                                             David J. Parrin
                                             Senior Vice President & Controller




DATE:  February 13, 1995

Item 7(b)

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited Pro Forma Combined Balance Sheets as of September 30, 1994, December 31, 1993, and December 31, 1992 combine the historical consolidated balance sheets of FBS and MFC as if the Merger had been effective at each date, after giving effect to certain adjustments described in the attached Notes to Pro Forma Combined Financial Statements. The unaudited Pro Forma Combined Statements of Income and unaudited Pro Forma Combined Statements of Cash Flows for the nine months ended September 30, 1994, and for the years ended December 31, 1993, 1992 and 1991, present the combined results of operations of FBS and MFC as if the Merger had been effective at the beginning of each period, after giving effect to certain adjustments described in the attached Notes to Pro Forma Combined Financial Statements.


     The unaudited pro forma combined financial statements and accompanying notes reflect the application of the pooling of interests method of accounting for the MFC transaction. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of FBS and MFC are combined and recorded at their historical amounts.


     The pro forma combined financial information included within is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have been achieved had the acquisition been consummated prior to the periods indicated.


                                     INDEX

                                                                            PAGE
                                                                            ----
Pro Forma Combined Balance Sheet:
    September 30, 1994 . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2
    December 31, 1993. . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3
    December 31, 1992. . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

Pro Forma Combined Statements of Income:
    Nine months Ended September 30, 1994 . . . . . . . . . . . . . . . . .  F-5
    Year ended December 31, 1993 . . . . . . . . . . . . . . . . . . . . .  F-6
    Year ended December 31, 1992 . . . . . . . . . . . . . . . . . . . . .  F-7
    Year ended December 31, 1991 . . . . . . . . . . . . . . . . . . . . .  F-8

Pro Forma Combined Statements of Cash Flows:
    Nine months ended September 30, 1994 . . . . . . . . . . . . . . . . .  F-9
    Year ended December 31, 1993 . . . . . . . . . . . . . . . . . . . . .  F-10
    Year ended December 31, 1992 . . . . . . . . . . . . . . . . . . . . .  F-11
    Year ended December 31, 1991 . . . . . . . . . . . . . . . . . . . . .  F-12

Notes to Pro Forma Combined Financial Statements . . . . . . . . . . . . .  F-13

                            FIRST BANK SYSTEM, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

               ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION

                               SEPTEMBER 30, 1994
                             (DOLLARS IN MILLIONS)

                                                                                               MERGER
                                                                       FBS          MFC      ADJUSTMENTS   PRO FORMA
                                                                   HISTORICAL   HISTORICAL   (SEE NOTES)   COMBINED
                                                                   -----------  -----------  -----------  -----------
ASSETS
Cash and due from banks..........................................   $   1,870    $      82    $    (910)   $   1,042
Federal funds sold ..............................................          79        --             (13)          66
Securities purchased under agreements to resell
 and other short-term deposits...................................         281           31                       312
Trading account securities.......................................         108        --                          108
Available-for-sale securities....................................       3,377          629        1,502        5,508
Investment securities............................................       --           1,626       (1,626)       --
Loans............................................................      19,110        5,266                    24,376
Allowance for loan losses........................................         437           40           16          493
                                                                   -----------  -----------  -----------  -----------
  Net loans......................................................      18,673        5,226          (16)      23,883
Bank premises and equipment......................................         392          101          (20)         473
Interest receivable..............................................         138           45                       183
Customers' liability on acceptances..............................         116       --                           116
Other assets.....................................................       1,296          333           70        1,699
                                                                   -----------  -----------  -----------  -----------
      Total assets...............................................   $  26,330    $   8,073    $  (1,013)   $  33,390
                                                                   -----------  -----------  -----------  -----------
                                                                   -----------  -----------  -----------  -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Domestic:
  Noninterest-bearing............................................   $   6,030    $     221    $    ( 39)   $   6,212
  Interest-bearing...............................................      12,763        5,285         (922)      17,126
                                                                   -----------  -----------  -----------  -----------
    Total deposits...............................................      18,793        5,506         (961)      23,338
Federal funds purchased..........................................       2,118       --                         2,118
Securities sold under agreements to repurchase...................         695          410                     1,105
Other short-term funds borrowed..................................         399          386                       785
Long-term debt...................................................       1,265        1,137                     2,402
Acceptances outstanding..........................................         116       --                           116
Other liabilities................................................         625          136          105          866
                                                                   -----------  -----------  -----------  -----------
      Total liabilities..........................................      24,011        7,575         (856)      30,730
Shareholders' Equity
  Preferred stock................................................         106            0            0          106
  Common stock...................................................         145            1           26          172
  Capital surplus................................................         728          241          (74)         895
  Retained earnings..............................................       1,392          279         (132)       1,539
  Treasury stock.................................................         (52)         (23)          23          (52)
                                                                   -----------  -----------  -----------  -----------
      Total shareholders' equity.................................       2,319          498         (157)       2,660
                                                                   -----------  -----------  -----------  -----------
        Total liabilities and shareholders' equity...............   $  26,330    $   8,073    $  (1,013)   $  33,390
                                                                   -----------  -----------  -----------  -----------
                                                                   -----------  -----------  -----------  -----------


       See Notes to the unaudited Pro Forma Combined Financial Statements

                                                                        02/09/95
                             FIRST BANK SYSTEM, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION
                                DECEMBER 31, 1993
                              (Dollars in Millions)


                                                                             MFC
                                                               ------------------------------
                                                                                   Merger
                                                     FBS                         Adjustments    Pro Forma
                                                Consolidated    Historical       (See Notes)    Combined
                                               --------------  ------------------------------  -----------
ASSETS
Cash and due from banks                              $ 1,682         $   85            $11        $ 1,778
Federal funds sold                                     1,032             --            (13)         1,019
Securities purchased under agreements to resell
  and other short-term deposits                          306             --                           306
Trading account securities                                55             --                            55
Available-for-sale securities                          3,319            773             (5)         4,087
Investment securities                                     --            943                           943
Loans                                                 18,779          4,729                        23,508
Allowance for loan losses                                423             43                           466
                                                -------------  -----------------------------  ------------
  Net loans                                           18,356          4,686                        23,042
Bank premises and equipment                              382             92             (5)           469
Interest receivable                                      129             37                           166
Customers' liability on acceptances                      186             --                           186
Other assets                                             938            391            (10)         1,319
                                                -------------  -----------------------------  ------------
    Total assets                                     $26,385         $7,007           ($22)       $33,370
                                                -------------  -----------------------------  ------------
                                                -------------  -----------------------------  ------------

LIABILITIES AND
  SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                                $ 7,489         $  254                       $ 7,743
  Interest-bearing                                    13,542          5,101                        18,643
                                                -------------  -----------------------------  ------------
    Total deposits                                    21,031          5,355                        26,386
Federal funds purchased                                  553             --                           553
Securities sold under agreements to repurchase           369             --                           369
Other short-term funds borrowed                          412            165                           577
Long-term debt                                         1,015            890                         1,905
Acceptances outstanding                                  186             --                           186
Other liabilities                                        574             93             (4)           663
                                                -------------  -----------------------------  ------------
  Total liabilities                                   24,140          6,503             (4)        30,639

Shareholders' Equity
 Preferred stock                                         266              0                           266
 Common stock                                            144              0             26            170
 Capital surplus                                         676            232            (56)           852
 Retained earnings                                     1,328            285             (1)         1,612
 Treasury stock                                         (169)           (13)            13           (169)
                                                -------------  -----------------------------  ------------
  Total shareholders' equity                           2,245            504            (18)         2,731
                                                -------------  -----------------------------  ------------
    Total liabilities and shareholders' equity       $26,385         $7,007           ($22)       $33,370
                                                -------------  -----------------------------  ------------
                                                -------------  -----------------------------  ------------



See Notes to unaudited Pro Forma Combined Financial Statements

                                                                        02/09/95
                             FIRST BANK SYSTEM, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION
                                DECEMBER 31, 1992
                              (Dollars in Millions)

                                                                             MFC
                                                               ------------------------------
                                                                                   Merger
                                                     FBS                         Adjustments    Pro Forma
                                                Consolidated    Historical       (See Notes)    Combined
                                               --------------  ------------------------------  -----------
ASSETS
Cash and due from banks                               $1,916            $95            $10         $2,021
Federal funds sold                                     1,498             --            (13)         1,485
Securities purchased under agreements to resell
  and other short-term deposits                          539            157                           696
Trading account securities                                94             --                            94
Available-for-sale securities                            284             11                           295
Investment securities                                  3,912          1,885                         5,797
Loans                                                 17,076          3,601                        20,677
Allowance for loan losses                                448             36                           484
                                                -------------  -----------------------------  ------------
  Net loans                                           16,628          3,565                        20,193
Bank premises and equipment                              414             72             (4)           482
Interest receivable                                      148             36                           184
Customers' liability on acceptances                      183             --                           183
Other assets                                           1,009            326            (10)         1,325
                                                -------------  -----------------------------  ------------
    Total assets                                     $26,625         $6,147           ($17)       $32,755
                                                -------------  -----------------------------  ------------
                                                -------------  -----------------------------  ------------

LIABILITIES AND
  SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                                 $6,011           $232                        $6,243
  Interest-bearing                                    15,177          4,975                        20,152
                                                -------------  -----------------------------  ------------
    Total deposits                                    21,188          5,207                        26,395
Federal funds purchased                                  674             --                           674
Securities sold under agreements to repurchase           448             --                           448
Other short-term funds borrowed                          328            100                           428
Long-term debt                                           822            319                         1,141
Acceptances outstanding                                  183             --                           183
Other liabilities                                        664             94             (4)           754
                                                -------------  -----------------------------  ------------
  Total liabilities                                   24,307          5,720             (4)        30,023

Shareholders' Equity
 Preferred stock                                         379              0                           379
 Common stock                                            141              0             26            167
 Capital surplus                                         658            149            (39)           768
 Retained earnings                                     1,140            279             (1)         1,418
 Treasury stock                                           --             (1)             1             --
                                                -------------  -----------------------------  ------------
  Total shareholders' equity                           2,318            427            (13)         2,732
                                                -------------  -----------------------------  ------------
    Total liabilities and shareholders' equity       $26,625         $6,147           ($17)       $32,755
                                                -------------  -----------------------------  ------------
                                                -------------  -----------------------------  ------------


See Notes to unaudited Pro Forma Combined Financial Statements

                            FIRST BANK SYSTEM, INC.

               ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994

                                                                       FBS         MFC        SALE OF      PRO FORMA
(IN MILLIONS, EXCEPT SHARE DATA)                                   HISTORICAL   HISTORICAL   SUBSIDIARY    COMBINED
- -----------------------------------------------------------------  -----------  ----------   ----------   -----------
INTEREST INCOME
Loans............................................................     $1,091.5    $  301.4                   $1,392.9
Securities:
  Taxable........................................................        151.7        91.9                      243.6
  Exempt from federal income taxes...............................          9.1     --                             9.1
Other interest income............................................         18.0         4.7                       22.7
                                                                       -------  ----------                    -------
    Total interest income........................................      1,270.3       398.0                    1,668.3
INTEREST EXPENSE
Deposits.........................................................        268.3       169.5                      437.8
Federal funds purchased and repurchase agreements................         60.1         6.4                       66.5
Other short-term funds borrowed..................................         10.0        11.3                       21.3
Long-term debt...................................................         48.1        46.5                       94.6
                                                                       -------  ----------                    -------
    Total interest expense.......................................        386.5       233.7                      620.2
                                                                       -------  ----------                    -------
Net interest income..............................................        883.8       164.3                    1,048.1
Provision for credit losses......................................         70.0         9.6                       79.6
                                                                       -------  ----------                    -------
Net interest income after provision for credit losses............        813.8       154.7                      968.5
NONINTEREST INCOME
Trust fees.......................................................        117.5     --                           117.5
Credit card fees.................................................        128.7     --                           128.7
Service charges on deposit accounts..............................         87.7         9.7                       97.4
Edina Realty commission income...................................           --        27.8    $ (27.8)             --
Insurance commissions............................................         17.4         6.5                       23.9
Securities gains.................................................         (2.8)       (0.1)                      (2.9)
Other............................................................        116.4        19.2       (0.4)          135.2
                                                                       -------  ----------   ----------       -------
    Total noninterest income.....................................        464.9        63.1      (28.2)          499.8
NONINTEREST EXPENSE
Salaries.........................................................        292.9        50.5       (7.9)          335.5
Employee benefits................................................         70.6        13.1       (1.3)           82.4
Net occupancy....................................................         65.7        19.1       (5.6)           79.2
Furniture and equipment..........................................         58.1         4.5       (1.0)           61.6
FDIC insurance...................................................         34.8         9.2                       44.0
Professional services............................................         23.6         4.2       (0.7)           27.1
Amortization of goodwill and other intangibles...................         28.4         3.9       (0.5)           31.8
Other............................................................        208.3        63.2      (22.4)          249.1
                                                                       -------  ----------   ----------       -------
    Total noninterest expense....................................        782.4       167.7      (39.4)          910.7
                                                                       -------  ----------   ----------       -------
Income before income taxes.......................................        496.3        50.1       11.2           557.6
Applicable income taxes..........................................        187.0        19.1        4.1           210.2
                                                                       -------  ----------   ----------       -------
Net income.......................................................      $ 309.3    $   31.0    $   7.1         $ 347.4
                                                                       -------  ----------   ----------       -------
                                                                       -------  ----------   ----------       -------
Net income applicable to common equity...........................      $ 300.0                                $ 338.1
                                                                       -------                                -------
                                                                       -------                                -------
EARNINGS PER COMMON SHARE
Average common and common equivalent shares......................  114,347,741                            136,331,806
Primary and fully diluted net income.............................        $2.62                                  $2.48

         See Notes to unaudited Pro Forma Combined Financial Statements

                            FIRST BANK SYSTEM, INC.

               ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                       FBS           MFC        SALE OF      PRO FORMA
(IN MILLIONS, EXCEPT SHARE DATA)                                    HISTORICAL    HISTORICAL   SUBSIDIARY    COMBINED
- -----------------------------------------------------------------  ------------   ----------   ----------   -----------
INTEREST INCOME
Loans............................................................      $1,398.6     $  331.9                   $1,730.5
Securities:
  Taxable........................................................         218.2        136.0                      354.2
  Exempt from federal income taxes...............................          14.6      --                            14.6
Other interest income............................................          30.4          4.8                       35.2
                                                                          -----   ----------                    -------
    Total interest income........................................       1,661.8        472.7                    2,134.5
INTEREST EXPENSE
Deposits.........................................................         423.7        231.8                      655.5
Federal funds purchased and repurchase agreements................          31.8      --                            31.8
Other short-term funds borrowed..................................          19.0          1.2                       20.2
Long-term debt...................................................          54.4         41.6                       96.0
                                                                          -----   ----------                    -------
    Total interest expense.......................................         528.9        274.6                      803.5
                                                                          -----   ----------                    -------
Net interest income..............................................       1,132.9        198.1                    1,331.0
Provision for credit losses......................................         125.2          7.8                      133.0
                                                                          -----   ----------                    -------
Net interest income after provision for credit losses............       1,007.7        190.3                    1,198.0
NONINTEREST INCOME
Trust fees.......................................................         146.1      --                           146.1
Credit card fees.................................................         137.1      --                           137.1
Service charges on deposit accounts..............................         115.3         11.5                      126.8
Edina Realty commission income...................................            --         35.3     $(35.3)            0.0
Insurance commissions............................................          20.9          4.6                       25.5
Securities gains.................................................           0.3      --                             0.3
Other............................................................         149.9         37.1       (0.9)          186.1
                                                                          -----   ----------   ----------       -------
    Total noninterest income.....................................         569.6         88.5      (36.2)          621.9
NONINTEREST EXPENSE
Salaries.........................................................         389.1         63.1       (9.4)          442.8
Employee benefits................................................          86.3         14.8       (1.5)           99.6
Net occupancy....................................................          93.4         23.2       (6.4)          110.2
Furniture and equipment..........................................          72.7          5.3       (1.4)           76.6
FDIC insurance...................................................          46.4         11.1                       57.5
Professional services............................................          36.7          4.9       (1.1)           40.5
Amortization of goodwill and other intangibles...................          30.6          4.1                       34.7
Merger, integration and restructuring............................          72.2          3.5                       75.7
Other............................................................         273.1         62.3      (13.3)          322.1
                                                                          -----   ----------   ----------       -------
    Total noninterest expense....................................       1,100.5        192.3      (33.1)        1,259.7
                                                                          -----   ----------   ----------       -------
Income before income taxes.......................................         476.8         86.5       (3.1)          560.2
Applicable income taxes..........................................         178.8         21.3       (1.5)          198.6
                                                                          -----   ----------   ----------       -------
Net income.......................................................       $ 298.0     $   65.2     $ (1.6)        $ 361.6
                                                                        -------   ----------   ----------       -------
                                                                        -------   ----------   ----------       -------
Net income applicable to common equity...........................       $ 270.2                                 $ 333.8
                                                                        -------                                 -------
                                                                        -------                                 -------
EARNINGS PER COMMON SHARE
Average common and common equivalent shares......................   113,075,429                             134,615,088
Primary and fully diluted net income.............................         $2.39                                   $2.48

         See Notes to unaudited Pro Forma Combined Financial Statements

                            FIRST BANK SYSTEM, INC.

               ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                                                       FBS           MFC        SALE OF      PRO FORMA
(IN MILLIONS, EXCEPT SHARE DATA)                                    HISTORICAL    HISTORICAL   SUBSIDIARY    COMBINED
- -----------------------------------------------------------------  ------------   ----------   ----------   -----------
INTEREST INCOME
Loans............................................................      $1,418.8     $  268.2                   $1,687.0
Securities:
  Taxable........................................................         186.4        151.8                      338.2
  Exempt from federal income taxes...............................          12.0      --                            12.0
Other interest income............................................          64.1          4.8                       68.9
                                                                        -------   ----------                    -------
    Total interest income........................................       1,681.3        424.8                    2,106.1
INTEREST EXPENSE
Deposits.........................................................         568.7        234.3                      803.0
Federal funds purchased and repurchase agreements................          37.1      --                            37.1
Other short-term funds borrowed..................................          14.3          2.8                       17.1
Long-term debt...................................................          66.1         35.1                      101.2
                                                                        -------   ----------                    -------
    Total interest expense.......................................         686.2        272.2                      958.4
                                                                        -------   ----------                    -------
Net interest income..............................................         995.1        152.6                    1,147.7
Provision for credit losses......................................         183.4          8.3                      191.7
                                                                        -------   ----------                    -------
Net interest income after provision for credit losses............         811.7        144.3                      956.0
NONINTEREST INCOME
Trust fees.......................................................         127.8      --                           127.8
Credit card fees.................................................         116.9      --                           116.9
Service charges on deposit accounts..............................         108.4          6.9                      115.3
Edina Realty commission income...................................            --         32.1     $(32.1)            0.0
Insurance commissions............................................          27.3          0.9                       28.2
Securities gains.................................................           1.9         44.3                       46.2
Other............................................................         153.4         29.5       (1.8)          181.1
                                                                        -------   ----------   ----------       -------
    Total noninterest income.....................................         535.7        113.7      (33.9)          615.5
NONINTEREST EXPENSE
Salaries.........................................................         388.7         48.8       (8.8)          428.7
Employee benefits................................................          85.5         11.5       (1.4)           95.6
Net occupancy....................................................          87.9         16.0       (6.2)           97.7
Furniture and equipment..........................................          67.2          3.9       (1.3)           69.8
FDIC insurance...................................................          42.2          9.3                       51.5
Professional services............................................          38.7          4.8       (0.3)           43.2
Amortization of goodwill and other intangibles...................          25.2          4.0                       29.2
Merger, integration and restructuring............................          84.0      --                            84.0
Other............................................................         294.9         49.6      (12.8)          331.7
                                                                        -------   ----------   ----------       -------
    Total noninterest expense....................................       1,114.3        147.9      (30.8)        1,231.4
                                                                        -------   ----------   ----------       -------
Income before income taxes.......................................         233.1        110.1       (3.1)          340.1
Applicable income taxes..........................................          78.6         42.6       (1.4)          119.8
                                                                        -------   ----------   ----------       -------
Income before extraordinary item and cumulative effect of changes
 in accounting principles........................................         154.5         67.5       (1.7)          220.3
Extraordinary item...............................................            --         (6.3)                     (6.3)
Cumulative effect of changes in accounting principles............         157.3         75.9                      233.2
                                                                        -------   ----------   ----------       -------
Net income.......................................................       $ 311.8     $  137.1     ($ 1.7)        $ 447.2
                                                                        -------   ----------   ----------       -------
                                                                        -------   ----------   ----------       -------
Net income applicable to common equity...........................       $ 281.6                                 $ 417.0
                                                                        -------                                 -------
                                                                        -------                                 -------
EARNINGS PER COMMON SHARE
Average common and common equivalent shares......................   105,361,022                             124,670,657
Primary and fully diluted income before extraordinary item and
 cumulative effect of changes in accounting principles...........         $1.18                                   $1.52
Primary and fully diluted net income.............................          2.67                                    3.34

         See Notes to unaudited Pro Forma Combined Financial Statements

                            FIRST BANK SYSTEM, INC.

               ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1991

                                                                       FBS           MFC        SALE OF      PRO FORMA
(IN MILLIONS, EXCEPT SHARE DATA)                                    HISTORICAL    HISTORICAL   SUBSIDIARY    COMBINED
- -----------------------------------------------------------------  ------------   ----------   ----------   -----------
INTEREST INCOME
Loans............................................................      $1,624.3     $217.0                     $1,841.3
Securities:
  Taxable........................................................         221.1      159.9                        381.0
  Exempt from federal income taxes...............................          19.1      --                            19.1
Other interest income............................................          97.5       30.1                        127.6
                                                                        -------   ----------                    -------
    Total interest income........................................       1,962.0      407.0                      2,369.0
INTEREST EXPENSE
Deposits.........................................................         872.8      256.0                      1,128.8
Federal funds purchased and repurchase agreements................          57.9      --                            57.9
Other short-term funds borrowed..................................          24.2        5.6                         29.8
Long-term debt...................................................         100.3       40.3                        140.6
                                                                        -------   ----------                    -------
    Total interest expense.......................................       1,055.2      301.9                      1,357.1
                                                                        -------   ----------                    -------
Net interest income..............................................         906.8      105.1                      1,011.9
Provision for credit losses......................................         202.2        8.0                        210.2
                                                                        -------   ----------                    -------
Net interest income after provision for credit losses............         704.6       97.1                        801.7
NONINTEREST INCOME
Trust fees.......................................................         115.5      --                           115.5
Credit card fees.................................................          94.4      --                            94.4
Service charges on deposit accounts..............................          97.2        5.4                        102.6
Edina Realty commission income...................................            --       26.2       $(26.2)            0.0
Insurance commissions............................................          27.2      --                            27.2
Securities gains.................................................           8.9       33.4                         42.3
Other............................................................         154.5       23.8         (1.9)          176.4
                                                                        -------   ----------   ----------       -------
    Total noninterest income.....................................         497.7       88.8        (28.1)          558.4
NONINTEREST EXPENSE
Salaries.........................................................         371.7       39.5         (9.1)          402.1
Employee benefits................................................          79.3        8.5                         87.8
Net occupancy....................................................          84.0       14.6         (5.9)           92.7
Furniture and equipment..........................................          64.8        3.0         (1.4)           66.4
FDIC insurance...................................................          38.5        8.0                         46.5
Professional services............................................          37.8        2.3         (0.4)           39.7
Amortization of goodwill and other intangibles...................          21.6        5.4                         27.0
Other............................................................         271.6       42.8        (11.2)          303.2
                                                                        -------   ----------   ----------       -------
    Total noninterest expense....................................         969.3      124.1        (28.0)        1,065.4
                                                                        -------   ----------   ----------       -------
Income before income taxes.......................................         233.0       61.8         (0.1)          294.7
Applicable income taxes..........................................          25.9        4.4                         30.3
                                                                        -------   ----------   ----------       -------
Net income.......................................................       $ 207.1     $ 57.4       $ (0.1)        $ 264.4
                                                                        -------   ----------   ----------       -------
                                                                        -------   ----------   ----------       -------
Net income applicable to common equity...........................       $ 183.4                                 $ 240.7
                                                                        -------                                 -------
                                                                        -------                                 -------
EARNINGS PER COMMON SHARE
Average common and common equivalent shares......................   102,533,284                             117,259,058
Primary net income...............................................         $1.79                                   $2.05
Fully diluted net income.........................................          1.78                                    1.97

         See Notes to unaudited Pro Forma Combined Financial Statements

                             FIRST BANK SYSTEM, INC.
                ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994


                                                                                         MFC
                                                                   ----------------------------------------------
                                                           FBS                         SALE OF         MERGER         PRO FORMA
(IN MILLIONS)                                          HISTORICAL     HISTORICAL     SUBSIDIARY      ADJUSTMENTS      COMBINED
- -------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                               $  309.3       $   31.0         $  7.1             --      $   347.4
Net after tax effect of merger adjustments                                                              (131.2)        (131.2)
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Provision for credit losses                                70.0            9.6                          16.5           96.1
  Provision for merger and integration                         --             --                         120.9          120.9
  Provision for deferred income taxes                        36.0           10.2                         (95.0)         (48.8)
  Depreciation and amortization of bank premises
    and equipment                                            47.0            8.3           (1.0)                         54.3
  Amortization and write-downs of loan servicing
    related intangibles                                      13.3           13.8                                         27.1
  Amortization of goodwill and other intangible assets       28.4            8.2           (0.5)                         36.1
  Write-downs of other real estate                            1.2             --                           2.6            3.8
  Changes in operating assets and liabilities,
    excluding the effects of purchase acquisitions:
    (Increase) decrease in trading account securities       (53.8)            --                                        (53.8)
    Decrease (increase)  in loans held for sale             822.1          (34.3)                                       787.8
    Increase in securities held for sale                       --             --                      (1,502.0)      (1,502.0)
    Decrease (increase) in accrued receivables               29.2           (5.1)           6.4                          30.5
    (Decrease) increase in accrued liabilities              (38.1)          11.5          (13.6)          15.2          (25.0)
  Other - net                                               (17.5)          21.0                                          3.5
                                                       -----------------------------------------------------------------------
    Net cash provided by operating activities             1,247.1           74.2           (1.6)      (1,573.0)        (253.3)
INVESTING ACTIVITIES
Net cash provided (used) by:
  Interest-bearing deposits with banks                        9.1           51.3                                        60.4
  Loans outstanding of subsidiaries                        (325.4)        (578.6)                                      (904.0)
  Securities purchased under agreements to resell            24.5             --                                         24.5
Securities transactions:
  Sales                                                     749.6          241.5                       1,626.0        2,617.1
  Maturities                                               671.0           525.3                                      1,196.3
  Purchases                                                (787.3)        (383.4)                                    (1,170.7)
Proceeds from sales/repayments of other real estate          49.9           39.0                                         88.9
Proceeds from sales of bank premises and equipment            3.5             --                                          3.5
Purchases of bank premises and equipment                    (40.8)          (7.7)           1.7                         (46.8)
Purchases of loans                                          (29.9)        (466.4)                                      (496.3)
Cash and cash equivalents of acquired subsidiaries           74.5             --                                         74.5
Business dispositions (acquisitions), net of
  cash received                                             (57.4)         (49.8)                                      (107.2)
Other - net                                                 (12.2)           9.1                                         (3.1)
                                                       -----------------------------------------------------------------------
    Net cash provided (used)  by investing activities       329.1         (619.7)           1.7        1,626.0        1,337.1
FINANCING ACTIVITIES
Net cash provided (used) by:
  Deposits                                               (3,748.4)        (271.2)                       (961.0)      (4,980.6)
  Federal funds purchased and securities sold
    under agreements to repurchase                        1,585.2          410.0                                     1,995.2
  Short-term borrowings                                     (33.1)            --                                        (33.1)
Long-term debt transactions:
  Proceeds                                                  359.7        1,029.1                                      1,388.8
  Principal payments                                       (125.1)        (605.5)                                      (730.6)
Redemption of preferred stock                              (167.0)            --                                       (167.0)
Proceeds from dividend reinvestment, stock option,
  and stock purchase plans                                   16.9            8.5                                         25.4
Purchase of treasury stock and stock warrants              (126.5)         (10.0)                        (13.2)        (149.7)
Stock warrants exercised                                     5.1            1.2                                           6.3
Cash dividends                                             (107.5)         (19.8)                                      (127.3)
                                                       -----------------------------------------------------------------------
    Net cash used by financing activities                (2,340.7)         542.3            0.0         (974.2)      (2,772.6)
                                                       -----------------------------------------------------------------------
    Change in cash and cash equivalents                    (764.5)          (3.2)           0.1         (921.2)      (1,688.8)
Cash and cash equivalents at beginning of period          2,713.5           85.1           10.5          (13.2)       2,795.9
                                                       -----------------------------------------------------------------------
    Cash and cash equivalents at end of period           $1,949.0       $   81.9         $ 10.6        ($934.4)     $1,107.1
                                                       -----------------------------------------------------------------------
                                                       -----------------------------------------------------------------------



See Notes to Unaudited Pro Forma Combined Financial Statements

                             FIRST BANK SYSTEM, INC.
                ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993


                                                                                         MFC
                                                                   ----------------------------------------------
                                                           FBS                         SALE OF         MERGER         PRO FORMA
(IN MILLIONS)                                          HISTORICAL     HISTORICAL     SUBSIDIARY      ADJUSTMENTS      COMBINED
- -------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                               $  298.0        $  65.2          ($1.6)                     $  361.6
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Provision for credit losses                               125.2            7.9                                        133.1
  Provision for merger and integration                       72.2             --                                         72.2
  Provision for deferred income taxes                        64.0           11.6                                         75.6
  Depreciation and amortization of bank premises
    and equipment                                            58.4            9.3           (1.3)                         66.4
  Amortization and write-downs of loan servicing
    related intangibles                                      55.5           13.5                                         69.0
  Amortization of goodwill and other intangible assets       30.6           10.7           (0.6)                         40.7
  Write-downs of other real estate                           18.1            4.5           (0.3)                         22.3
  Changes in operating assets and liabilities,
    excluding the effects of purchase acquisitions:
    (Increase) decrease in trading account securities        39.3             --                                         39.3
    Decrease (increase)  in loans held for sale            (379.8)        (414.8)                                      (794.6)
    Decrease in securities held for sale                    429.9          660.1                           5.1        1,095.1
    Decrease (increase) in accrued receivables              (10.2)           4.4                                         (5.8)
    (Decrease) increase in accrued liabilities             (152.3)         (21.7)          (0.6)                       (174.6)
  Other - net                                               (81.6)           7.1            0.8                         (73.7)
                                                       -----------------------------------------------------------------------
    Net cash provided by operating activities               567.3          357.8           (3.6)           5.1          926.6
INVESTING ACTIVITIES
Net cash provided (used) by:
  Interest-bearing deposits with banks                      322.5           75.1                                        397.6
  Loans outstanding of subsidiaries                      (1,428.3)        (875.9)                                    (2,304.2)
  Securities purchased under agreements to resell           (93.4)            --                                        (93.4)
Securities transactions:
  Sales                                                      46.8            0.1                                         46.9
  Maturities                                              1,235.5          901.9                                      2,137.4
  Purchases                                                (889.4)        (359.4)                                    (1,248.8)
Proceeds from sales/repayments of other real estate          99.5           35.3                                        134.8
Proceeds from sales of bank premises and equipment           31.5             --                                         31.5
Purchases of bank premises and equipment                   (111.6)         (23.1)           2.2                        (132.5)
Purchases of loans                                          (32.6)        (172.5)                                      (205.1)
Cash and cash equivalents of acquired subsidiaries             --            8.9                                          8.9
Business dispositions (acquisitions), net of
  cash received                                              (3.0)         (15.6)                                       (18.6)
Sale of unconsolidated subsidiaries                          12.8             --                                         12.8
Other - net                                                 (26.3)          48.0            0.3                          22.0
                                                       -----------------------------------------------------------------------
    Net cash provided (used)  by investing activities      (836.0)        (377.2)           2.5                      (1,210.7)
FINANCING ACTIVITIES
Net cash provided (used) by:
  Deposits                                                  (68.6)        (530.5)                                      (599.1)
  Federal funds purchased and securities sold
    under agreements to repurchase                         (198.9)            --                                       (198.9)
  Short-term borrowings                                      57.0             --                                         57.0
Long-term debt transactions:
  Proceeds                                                  440.0          770.0                                      1,210.0
  Principal payments                                       (256.2)        (221.8)           0.1                        (477.9)
Redemption of preferred stock                              (115.2)            --                                       (115.2)
Proceeds from dividend reinvestment, stock option,
  and stock purchase plans                                   34.5           15.9                                         50.4
Purchase of treasury stock and stock warrants              (187.1)         (11.9)                         (5.1)        (204.1)
Stock warrants exercised                                       --            0.9                                          0.9
Cash dividends                                             (137.5)         (13.5)           2.0                        (149.0)
                                                       -----------------------------------------------------------------------
    Net cash used by financing activities                  (432.0)           9.1            2.1           (5.1)        (425.9)
                                                       -----------------------------------------------------------------------
    Change in cash and cash equivalents                    (700.7)         (10.3)           1.0            0.0         (710.0)
Cash and cash equivalents at beginning of year            3,414.2           95.4            9.5          (13.2)       3,505.9
                                                       -----------------------------------------------------------------------
    Cash and cash equivalents at end of year             $2,713.5        $  85.1          $10.5         ($13.2)      $2,795.9
                                                       -----------------------------------------------------------------------
                                                       -----------------------------------------------------------------------



         See Notes to Unaudited Pro Forma Combined Financial Statements

                             FIRST BANK SYSTEM, INC.
                ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1992


                                                                                         MFC
                                                                   ----------------------------------------------
                                                           FBS                         SALE OF         MERGER         PRO FORMA
(IN MILLIONS)                                          HISTORICAL     HISTORICAL     SUBSIDIARY      ADJUSTMENTS      COMBINED
- -------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES

Net income                                                 $311.8       $  137.1          ($2.0)                     $  446.9
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Provision for credit losses                               183.4            8.3                                        191.7
  Provision for merger and integration                       84.0             --                                         84.0
  Provision for deferred income taxes                        22.2           24.6                                         46.8
  Depreciation and amortization of bank premises
    and equipment                                            48.6            6.7           (0.8)                         54.5
  Amortization and write-downs of loan servicing
    related intangibles                                      14.3            2.9                                         17.2
  Amortization of goodwill and other intangible assets       25.2            8.8           (0.6)                         33.4
  Write-downs of other real estate                           47.5            4.5           (1.2)                         50.8
  Cumulative effect of accounting changes                  (157.3)         (75.9)                                      (233.2)
  Changes in operating assets and liabilities,
    excluding the effects of purchase acquisitions:
    (Increase) decrease in trading account securities        57.2             --                                         57.2
    Decrease (increase)  in loans held for sale            (191.4)        (574.0)                                      (765.4)
    Decrease in securities held for sale                    183.4        1,308.0                                      1,491.4
    Decrease (increase) in accrued receivables               23.3            3.8           (1.0)                         26.1
    (Decrease) increase in accrued liabilities                1.0            6.5           (1.2)                          6.3
  Other - net                                                15.0            6.4            1.1                          22.5
                                                       -----------------------------------------------------------------------
    Net cash provided by operating activities               668.2          867.7           (5.7)                      1,530.2
INVESTING ACTIVITIES
Net cash provided (used) by:
  Interest-bearing deposits with banks                       85.7         (121.1)                                       (35.4)
  Loans outstanding of subsidiaries                         160.8         (417.0)                                      (256.2)
  Securities purchased under agreements to resell           (76.7)            --                                        (76.7)
Securities transactions:
  Sales                                                      35.5            5.5                                         41.0
  Maturities                                                970.7          503.3                                      1,474.0
  Purchases                                              (1,555.5)      (1,025.5)                                    (2,581.0)
Proceeds from sales/repayments of other real estate          95.8           41.4                                        137.2
Proceeds from sales of bank premises and equipment            9.7             --                                          9.7
Purchases of bank premises and equipment                    (99.3)         (27.4)           1.6                        (125.1)
Purchases of loans                                          (56.8)        (104.9)                                      (161.7)
Cash and cash equivalents of acquired subsidiaries          197.1            3.6                                        200.7
Business dispositions (acquisitions), net of
  cash received                                              67.4          317.9                                        385.3
Other - net                                                  33.2           (4.1)                                        29.1
                                                       -----------------------------------------------------------------------
    Net cash provided (used)  by investing activities      (132.4)        (828.3)           1.6                        (959.1)
FINANCING ACTIVITIES
Net cash provided (used) by:
  Deposits                                                  138.8          212.3                                        351.1
  Federal funds purchased and securities sold
    under agreements to repurchase                          12.5              --                                         12.5
  Short-term borrowings                                     (32.5)          (2.4)                                       (34.9)
Long-term debt transactions:
  Proceeds                                                  160.8        2,019.3                                      2,180.1
  Principal payments                                       (294.2)      (2,228.1)           0.2                      (2,522.1)
Redemption of preferred stock                                  --           (0.8)                                        (0.8)
Proceeds from dividend reinvestment, stock option,
  and stock purchase plans                                   30.2            7.2                                         37.4
Stock warrants exercised                                       --            0.2                                          0.2
Cash dividends                                             (103.3)          (9.1)           3.1                        (109.3)
                                                       -----------------------------------------------------------------------
    Net cash used by financing activities                   (87.7)          (1.4)           3.3                         (85.8)
                                                       -----------------------------------------------------------------------
    Change in cash and cash equivalents                     448.1           38.0           (0.8)                        485.3
Cash and cash equivalents at beginning of year            2,966.1           57.4           10.3          (13.2)       3,020.6
                                                       -----------------------------------------------------------------------
    Cash and cash equivalents at end of year             $3,414.2      $    95.4          $ 9.5         ($13.2)      $3,505.9
                                                       -----------------------------------------------------------------------
                                                       -----------------------------------------------------------------------



         See Notes to Unaudited Pro Forma Combined Financial Statements

                             FIRST BANK SYSTEM, INC.
                ACQUISITION OF METROPOLITAN FINANCIAL CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1991


                                                                                         MFC
                                                                   ----------------------------------------------
                                                           FBS                         SALE OF         MERGER         PRO FORMA
(IN MILLIONS)                                          HISTORICAL     HISTORICAL     SUBSIDIARY      ADJUSTMENTS      COMBINED
- -------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                               $  207.1        $  57.4          ($0.1)                     $  264.4
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Provision for credit losses                                202.2           8.0                                        210.2
  Provision for deferred income taxes                         5.1             --                                          5.1
  Depreciation and amortization of bank premises
    and equipment                                            42.6            4.2           (0.9)                         45.9
  Amortization and write-downs of loan servicing
    related intangibles                                      5.5              --                                          5.5
  Amortization of goodwill and other intangible assets       21.6            8.3           (0.6)                         29.3
  Write-downs of other real estate                           32.2             --            0.8                          33.0
  Changes in operating assets and liabilities,
    excluding the effects of purchase acquisitions:
    (Increase) decrease in trading account securities       (15.5)            --                                        (15.5)
    Decrease (increase)  in loans held for sale            (132.3)         498.1                                        365.8
    Decrease in securities held for sale                     42.8          263.3                                        306.1
    Decrease (increase) in accrued receivables               (6.9)          11.0            0.1                           4.2
    (Decrease) increase in accrued liabilities              (64.2)           2.7           (0.9)                        (62.4)
  Other - net                                               (57.6)          (9.3)          (1.2)                        (68.1)
                                                         ---------------------------------------------------------------------
    Net cash provided by operating activities               282.6          843.7           (2.8)                      1,123.5
INVESTING ACTIVITIES
Net cash provided (used) by:
  Interest-bearing deposits with banks                     (352.2)          33.5                                       (318.7)
  Loans outstanding of subsidiaries                       1,104.1         (777.9)                                       326.2
  Securities purchased under agreements to resell           114.1             --                                        114.1
Securities transactions:
  Sales                                                     794.2             --                                        794.2
  Maturities                                                686.6          248.1                                        934.7
  Purchases                                              (1,010.0)        (692.9)                                    (1,702.9)
Proceeds from sales/repayments of other real estate          85.5           24.7                                        110.2
Proceeds from sales of bank premises and equipment            5.6             --                                          5.6
Purchases of bank premises and equipment                    (53.3)          (9.3)           1.4                         (61.2)
Purchases of loans                                         (690.4)        (144.5)                                      (834.9)
Business dispositions (acquisitions), net of
  cash received                                            (241.8)            --           11.8                        (230.0)
Settlement of FSLIC covered assets                             --           67.3                                         67.3
Other - net                                                  47.7          (21.2)                                        26.5
                                                         ---------------------------------------------------------------------
    Net cash provided (used)  by investing activities       490.1       (1,272.2)          13.2                        (768.9)
FINANCING ACTIVITIES
Net cash provided (used) by:
  Deposits                                                 (233.0)         429.9                                        196.9
  Federal funds purchased and securities sold
    under agreements to repurchase                         (367.7)            --                                       (367.7)
  Short-term borrowings                                      32.7         (224.1)           0.2                        (191.2)
Long-term debt transactions:
  Proceeds                                                  179.6          310.7           (1.6)                        488.7
  Principal payments                                       (737.6)        (441.8)           1.8                      (1,177.6)
Settlement of FSLIC notes receivable                           --          365.8                                        365.8
Redemption of preferred stock                               111.7             --                         (13.2)          98.5
Proceeds from dividend reinvestment, stock option,
  and stock purchase plans                                   19.0            4.9                                         23.9
Stock warrants exercised                                       --             --                                           --
Cash dividends                                              (89.3)          (9.3)                                       (98.6)
                                                         ---------------------------------------------------------------------
    Net cash used by financing activities                (1,084.6)         436.1            0.4          (13.2)        (661.3)
                                                         ---------------------------------------------------------------------
    Change in cash and cash equivalents                    (311.9)           7.6           10.8          (13.2)        (306.7)
Cash and cash equivalents at beginning of year            3,278.0           49.8           (0.5)            --        3,327.3
                                                         ---------------------------------------------------------------------
    Cash and cash equivalents at end of year             $2,966.1        $  57.4         $ 10.3         ($13.2)      $3,020.6
                                                         ---------------------------------------------------------------------
                                                         ---------------------------------------------------------------------


See Notes to Unaudited Pro Forma Combined Financial Statements

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE A: BASIS OF PRESENTATION

    Effective January 24, 1995, First Bank System, Inc. ("FBS") completed the acquisition of Metropolitan Financial Corporation ("MFC"), a regional financial services holding company headquartered in Minneapolis, Minnesota, with $7.9 billion in assets, $5.5 billion in deposits and $347.6 million in shareholders' equity. FBS issued approximately 21.7 million shares of its common stock in exchange for all outstanding common stock of MFC.


    The merger with MFC was accounted for by FBS under the pooling of interests method of accounting in accordance with APB No. 16 and, accordingly, this method has been applied in the unaudited pro forma combined financial statements. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income, and expenses of FBS and MFC are combined and recorded at their historical amounts. Pursuant to the merger agreement certain adjustments were recorded by MFC in December 1994, primarily to accrue for specific, identified costs related to the merger that are expected to be incurred within one year of the closing and to establish additional credit loss reserves that may be necessary to reflect FBS' plans with respect to the anticipated timing of and strategies related to the disposition of problem assets. The amounts of merger-related costs included or disclosed in these unaudited pro forma combined financial statements reflect these adjustments recorded by MFC.


    The Unaudited Pro Forma Combined Balance Sheets are based on the unaudited consolidated balance sheets of FBS and MFC as of September 30, 1994, December 31, 1993 and December 31, 1992. The Unaudited Pro Forma Combined Statements of Income and Unaudited Pro Forma Combined Statements of Cash Flows are based on the unaudited consolidated statements of income and statements of cash flows of FBS and MFC.

    FBS expects to achieve operating cost savings primarily through reductions in staff, the consolidation and elimination of certain duplicate or excess office facilities, and the consolidation of certain data processing and other back office operations. The operating cost savings are expected to be achieved in various amounts at various times during the year subsequent to the closing and not ratably over, or at the beginning or end of, such period. No adjustment has been included in the unaudited pro forma combined financial statements for the anticipated operating cost savings.

    Certain amounts in the historical financial statements of MFC have been reclassified in the unaudited pro forma combined financial statements to conform to FBS' historical financial statement presentation.

    FBS completed the acquisition of Boulevard Bancorp, Inc. ("BBI") on March 25, 1994, and used the purchase method of accounting for the transaction. BBI, a holding company for four banks located in Chicago, Illinois, had $1.6 billion in assets and $1.2 billion in deposits. The unaudited statement of income for FBS for the nine months ended September 30, 1994, included the results of operations of BBI since its acquisition date of March 25, 1994. The unaudited pro forma combined statements of income do not include the results of operations of BBI prior to March 25, 1994 as they are immaterial.

    The FBS results of operations for the year ended December 31, 1993, included merger-related charges of $72.2 million ($50.0 million after tax) associated with the acquisition of Colorado National Bankshares, Inc. These charges include a $29.7 million provision for anticipated integration costs, system conversions, and customer communication costs and a $14.3 million write-down of premises and equipment related to redundant main office and branch facilities. Other charges, totaling $28.2 million, primarily involved severance.

    The FBS results of operations for the year ended December 31, 1992, included the effect of adopting two new accounting standards: Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." Income from continuing operations before cumulative effect of changes in accounting principles for the year ended December 31, 1992, was reduced by $56.6 million as a result of increased income tax expense under SFAS No. 109 and $1.0 million for increased employee benefit expenses under SFAS No. 106. In addition, the net cumulative effect for prior years of adopting SFAS No. 109 and SFAS No. 106 resulted in a $157.3 million increase in net income in 1992.

    Also included in FBS results of operations for 1992 are merger-related charges of $124.0 million ($81.8 million after tax) associated with the acquisitions of Western Capital Investment Corporation and Bank Shares Incorporated. These charges included a $13.6 million provision for credit losses, a $26.4 million provision for losses on other real estate, and $84.0 million in merger, integration and conversion provisions. These provisions were made to reflect FBS' intentions with respect to the disposition of problem assets and to provide for anticipated merger-related costs.

    The MFC results of operations for the nine months ended September 30, 1994 include charges totaling $9.5 million (net of tax), or approximately $.30 per share, related to the planned merger with FBS and the tentative settlement of two class action lawsuits against MFC and its subsidiaries, Edina Realty, Inc. and Equity Title Services, Inc. Expenses related to the merger totaled $1.4 million. An accrual of $14 million was recorded in the third quarter for costs associated with the tentative settlement of the lawsuits. The settlement was announced in September 1994 and recived final court approval in January 1995.

    MFC's earnings in 1992 include $75,941,000 resulting from the cumulative effect of an accounting change related to the adoption of SFAS No. 109, "Accounting for Income Taxes" (SFAS 109). The prospective adoption of SFAS 109 resulted in an effective tax rate of nearly 39 percent in 1992 compared with 7 percent in 1991 and a tax benefit in 1990. The net effect of the adoption of SFAS 109 on current year net income was an increase of $41.5 million.

NOTE B: SALE OF BRANCHES

    Subsequent to the Merger, FBS sold the deposit relationships associated with 63 excess branch locations. In addition, certain fixed assets which are used to service those deposit relationships were sold.

NOTE C: CLASSIFICATION OF INVESTMENT SECURITIES

    Effective December 31, 1993, FBS adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 115, "Accounting for Certain Investments in Debt and Equity Securities" and reported its entire $3.3 billion investment portfolio as available for sale. To align MFC's interest rate risk profile more closely with the parameters of FBS asset/liability management policies, MFC sold in January 1995 approximately $1.56 billion in mortgage-backed securities. Accordingly, the unaudited pro forma combined statements reflect the reclassification of MFC's investment securities to available for sale and the recording of an unrealized loss of $111 million.

NOTE D: SALE OF REAL ESTATE BROKERAGE SUBSIDIARY
    Because of regulatory restrictions on nonbanking activities, FBS expects that within two years of the closing of the Merger, it will sell Edina Realty, Inc., MFC's real estate brokerage subsidiary.

NOTE E: REORGANIZATION AND RESTRUCTURING ACCRUALS

    The pro forma statements include the additional accruals and reserves recorded by MFC in December 1994, pursuant to the Merger agreement, to reflect the plans of FBS with respect to the conduct of MFC's business following the Merger, including the anticipated timing of and strategies for the disposition of problem assets, and to provide for certain costs and expenses relating to the Merger. In December 1994, MFC established additional credit-related reserves of approximately $16.5 million and other real estate related reserves of $2.6 million, and established accruals aggregating approximately $120.9 million to reflect specific expenses and identified merger-related changes expected to be incurred within one year of closing. The accruals included a $13.9 million reserve for the expense of closing duplicate facilities, $56.5 million for the estimated costs related to severance, $50.5 million for systems and operations conversion and integration costs, required customer communications, and certain other merger-related costs. In addition, deferred tax benefits of $95 million and a deferred tax liability of $11 million related to the pro forma adjustments were recorded.


    These adjustments have not been included in the unaudited Pro Forma Combined Statements of Income or unaudited Pro Forma Combined Statements of Cash Flows, as they are not expected to have a continuing impact on FBS.

    NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION--(CONCLUDED)

NOTE F: SHAREHOLDERS' EQUITY

    In conjunction with the closing of the Merger, each of the 488,750 outstanding shares of MFC preferred stock was converted into a right to receive $27.00 cash, plus any accumulated and unpaid dividends on such shares, and as a result, MFC's shareholders' equity in the unaudited Pro Forma Combined Balance Sheet has been reduced by $13.2 million.


    Common stock in the unaudited Pro Forma Combined Balance Sheet has been adjusted to reflect the par value of the FBS stock to be issued, with a related adjustment to capital surplus. Investment securities and capital surplus have been adjusted to reflect the retirement of MFC shares held by FBS prior to the merger. Retained earnings was adjusted to reflect the adjustments for merger-related costs as discussed above and the gain on the sale of the deposits.


NOTE G: INCOME TAX PROVISIONS

    The income tax provision for adjustments related to the MFC acquisition reflected in the unaudited Pro Forma Combined Statements of Income have been computed at FBS' effective combined federal and state marginal tax rate.